UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

October 18, 2012

Date of Report (Date of earliest event reported)

PENNS WOODS BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-17077	23-2226454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

300 Market Street, P.O. Box 967, Williamsport, Pennsylvania	17703-0967
(Address of principal executive offices)	(Zip Code)

(570) 322-1111

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01               Entry into a Material Definitive Agreement.

On October 18, 2012, Penns Woods Bancorp, Inc., a Pennsylvania corporation (“Penns Woods”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Luzerne National Bank Corporation, a Pennsylvania corporation (“Luzerne”).  The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Luzerne will merge with and into Penns Woods, with Penns Woods continuing as the surviving entity (the “Merger”).  Immediately following the consummation of the Merger, Luzerne Bank, a Pennsylvania-state chartered bank and wholly-owned subsidiary of Luzerne, will remain a separately chartered banking subsidiary of Penns Woods.  The Merger Agreement was approved by the Board of Directors of each of Penns Woods and Luzerne.  Luzerne shareholders may seek appraisal rights as dissenting shareholders under Pennsylvania law.

Subject to the terms and conditions of the Merger Agreement, upon completion of the Merger, Luzerne shareholders will have the right to receive, at their election (but subject to customary procedures applicable to oversubscription and undersubscription for cash consideration), 1.5534 shares of common stock of Penns Woods (the “Penns Woods Common Stock”), $61.86 in cash or a combination of cash and Penns Woods Common Stock for their shares of common stock of Luzerne (the “Merger Consideration”).  At the closing of the Merger, 90% of the outstanding shares of Luzerne common stock will be converted into right to receive shares of Penns Woods Common Stock and the remainder of the outstanding shares of Luzerne common stock will be converted into the right to receive cash.

The Merger Agreement contains customary representations and warranties from both Penns Woods and Luzerne that are qualified by the confidential disclosures provided to the other party in connection with the Merger Agreement, as well as matters included in Penns Woods’ reports filed with the United States Securities and Exchange Commission (the “SEC”).

Luzerne has agreed to various customary covenants and agreements, including (1) to conduct its business in the ordinary course consistent with past practice in all material respects during the interim period between the execution of the Merger Agreement and the consummation of the Merger, (2) not to engage in certain kinds of transactions or take certain actions during this period (without the prior written consent of Penns Woods) and (3) to convene and hold a meeting of its shareholders to consider and vote upon the Merger. In addition, subject to certain limited exceptions, Luzerne is subject to restrictions on its ability to solicit alternative acquisition proposals, provide information and engage in discussion with third parties.

Penns Woods has agreed to various customary covenants and agreements, including (1) to convene and hold a meeting of its shareholders to consider and vote upon the Merger and (2) not to take certain actions during the interim period between the execution of the Merger Agreement and the consummation of the Merger (without the prior written consent of Luzerne).

Completion of the Merger is subject to various conditions, including, among others, (a) approval by Luzerne shareholders of the Merger, (b) approval by Penns Woods shareholders of the Merger, (c) effectiveness of the registration statement on Form S-4 for the Penns Woods Common Stock to be issued in the Merger, (d) approval of the listing on The NASDAQ Stock Market, LLC of the shares of Penns Woods Common Stock to be issued in the Merger, (e) the absence of any law or order prohibiting the closing of the Merger and (f) receipt of required regulatory approvals without the imposition of any condition or requirement, excluding standard conditions that are normally imposed by the regulatory authorities in bank merger transactions, that would, in the good faith reasonable judgment of the Board of Directors of either Luzerne or Penns Woods, materially and adversely affect the business, operations, financial condition, property or assets of the combined enterprise of Luzerne, Luzerne Bank, Jersey Shore State Bank, a Pennsylvania-state chartered bank and wholly-owned subsidiary of Penns Woods (“JSS Bank”), and Penns Woods or materially impair the value of Luzerne or Luzerne Bank to Penns Woods or of Penns Woods and JSS Bank to Luzerne.  Each party’s obligation to consummate the Merger is also subject to certain additional customary conditions, including (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (ii) performance in all material respects by the other party of its obligations, (iii) not more than 5% of the outstanding shares of Luzerne’s common stock have properly effected their dissenters rights, (iv) there shall not have occurred, since the date of the Merger Agreement, a Material Adverse Effect (as such term is defined in the Merger Agreement) with respect to Penns Woods or JSS Bank, on the one hand, and Luzerne and Luzerne Bank, on the other hand, and (v) the receipt by such party of an opinion from its counsel to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

The Merger Agreement, in addition to providing that the parties can mutually agree to terminate the Merger Agreement, contains certain termination rights for Penns Woods and Luzerne, as the case may be, including upon: (1) final, non-appealable denial of required regulatory approvals or injunction prohibiting the transactions contemplated by the Merger Agreement; (2) July 31, 2013, or such later date as shall have been agreed to in writing by Penns Woods and Luzerne, if the Merger has not been completed by that time; (3) a breach by the other party that is not or cannot be cured within 30 days’ notice of such breach if such breach would result in a failure of the conditions to closing set forth in the Merger Agreement; (4) failure of either Luzerne’s shareholders or Penns Woods’ shareholders to approve the Merger; (5) failure by the Luzerne Board of Directors to recommend that its shareholders approve the

Merger at a time that such recommendation is required or a withdrawal or adverse modification of that recommendation; or (6) the Luzerne Board of Directors has made a determination to accept a Superior Proposal or has entered into an agreement with respect to a Superior Proposal.  A “Superior Proposal” is a third party written proposal to enter into an agreement with Luzerne on terms that the Luzerne Board of Directors determines in its good faith judgment: (i) would, if consummated, result in the acquisition of all of the issued and outstanding shares of Luzerne common stock or all, or substantially all, of the assets of Luzerne and Luzerne Bank; (ii) would result in a transaction that (A) involves consideration to Luzerne’s shareholders that is more favorable, from a financial point of view, than the consideration to be paid to Luzerne’s shareholders pursuant to the Merger Agreement and (B) is, in light of the other terms of such proposal, more favorable to Luzerne than the Merger and the transactions contemplated by the Merger Agreement; and (iii) is reasonably likely to be completed on the terms proposed.  In addition, if the average closing price of Penns Woods Common Stock for the twenty trading days ending on the later of the last regulatory approval or the date of the Luzerne shareholder meeting has declined by more than 15% from the closing price of Penns Woods Common Stock immediately prior to the date of the Merger Agreement, and the Penns Woods Common Stock underperforms the Nasdaq Bank Index by more than 15% during such period, Luzerne may terminate the Merger Agreement unless Penns Woods contributes sufficient additional cash, shares of Penns Woods Common Stock or a combination thereof to a predetermined level to partially offset the reduction in the value of the consideration attributable to such decline.  Upon termination of the Merger Agreement in the event that the Merger Agreement is terminated pursuant to either of clauses (5) or (6) above, Luzerne will be obligated to pay the Penns Woods a termination fee of $1.8 million.

Following the completion of the Merger, Penns Woods intends to continue to operate Luzerne Bank as a separate banking subsidiary of Penns Woods under the name “Luzerne Bank.”  The existing members of the Board of Directors of Luzerne Bank will continue to serve as directors after closing, and Richard A. Grafmyre, Penns Woods’ President and Chief Executive Officer, will join the Luzerne Bank board.  In addition, upon consummation of the transaction, three non-employee directors of Luzerne will be appointed to the Boards of Directors of Penns Woods.  Penns Woods shall also nominate and recommend for election each person to serve on the Board of Directors of Penns Woods for one additional three year term.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 to this Current Report on Form 8-K filed the date hereof by Penns Woods and is incorporated herein by reference. The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of, were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  In addition, such representations and warranties (i) will not survive consummation of the Merger, unless otherwise specified therein, and cannot be the basis for any claims under the Merger Agreement by the other party after termination of the Merger Agreement except as a result of fraud or a knowing breach as of the date of the Merger Agreement, and (ii) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding Penns Woods or Luzerne, their respective affiliates or their respective businesses.  The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Penns Woods or Luzerne, their respective affiliates or their respective businesses that will be contained in, or incorporated by reference into, the Registration Statement on Form S-4 that will include a Joint Proxy Statement of Penns Woods and Luzerne and a Prospectus of Penns Woods, as well as in the Forms 10-K, Forms 10-Q and other filings that Penns Woods makes with the SEC.

Concurrently with the execution of the Merger Agreement, each of the directors and the chairman, vice chairman and president of Luzerne have entered into separate affiliate letters with Penns Woods pursuant to which such individuals have agreed, subject to the terms set forth therein, to vote their shares of Luzerne common stock that they are entitled to vote for the Merger and related matters and to become subject to certain transfer restrictions with respect to their holdings of Luzerne common stock.  In addition, concurrently with the execution of the Merger Agreement, the directors and officers of Penns Woods entered into separate affiliate letters with Luzerne pursuant to which such individuals have agreed, subject to the terms set forth therein, to vote their shares of Luzerne common stock that they are entitled to vote for the Merger and related matters and to become subject to certain transfer restrictions with respect to their holdings of the Penns Woods Common Stock.  Each of these affiliate letters terminate in accordance with its terms if the Merger Agreement is terminated, and in other specified circumstances.  The foregoing summary of the affiliate letters do not purport to be complete and are qualified in its entirety by the text of such agreements, which are attached as Exhibits 99.2 (Form of Luzerne Affiliate Letter) and 99.3 (Form of Penns Woods Affiliate Letter) to this Current Report on Form 8-K filed the date hereof by Penns Woods, and are incorporated herein by reference.

Cautionary Statements Regarding Forward-Looking Information

This Current Report on Form 8-K contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 giving Penns Woods’ expectations or predictions of future financial or business performance or conditions.  Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions.  These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of Penns Woods’ management and its subsidiaries and on the information available to its management at the time that these statements were made. There are a number of factors, many of which are beyond the control of Penns Woods, that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following: (1) the parties may fail to satisfy the conditions to closing for the proposed merger in a timely manner or at all; (2) the Luzerne or Penns Woods shareholders may fail to approve the proposed merger; (3) the parties may fail to obtain the necessary governmental approvals or adverse regulatory conditions may be imposed in connection with such approvals; (4) the announcement and pendency of the transaction may result in disruption to the parties’ businesses; (5) Penns Woods may encounter difficulties related to the integration of the businesses following the merger; (6) the effect of changes in laws and regulations, including federal and state banking laws and regulations, and the associated costs of compliance with such laws and regulations either currently or in the future as applicable; (7) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as by the Financial Accounting Standards Board, or of changes in Penns Woods’ or Luzerne’s organization, compensation and benefit plans; (8) the effect on Penns Woods’ or Luzerne’s competitive position within their respective market area and increased competition from larger regional and out-of-state banking organizations as well as non-bank providers of various financial services; (9) the effect of changes in interest rates; and (10) the effect of changes in the business cycle and downturns in the local, regional or national economies.  For a list of other factors which could cause actual results to differ from those currently anticipated, see Penns Woods’ filings with the SEC, including “Item 1A. Risk Factors,” set forth in the Penns Woods’ Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Forward-looking statements speak only as of the date they are made.  Penns Woods does not undertake, and specifically disclaims, any obligation to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of Penns Woods.

Important Additional Information.

Penns Woods will file with the SEC a registration statement on Form S-4 containing a joint proxy statement/prospectus and other documents regarding the proposed transaction.  The proxy materials will set forth complete details of the Merger. Penns Woods and Luzerne shareholders and investors are urged to read the registration statement and the joint proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about Penns Woods and Luzerne and the proposed transaction.

When available, copies of this joint proxy statement/prospectus will be mailed to shareholders. Copies of the joint proxy statement/prospectus also may be obtained free of charge at the SEC’s web site at http://www.sec.gov, or by directing a request to Penns Woods Bancorp, Inc., Attention — Richard A. Grafmyre, President & CEO, 300 Market Street, Williamsport, Pennsylvania 17701 or on its website at www.jssb.com, or to Luzerne National Bank Corporation, Attention — Robert C. Snyder, President & CEO, 118 Main Street, Luzerne, Pennsylvania 18709. Copies of other documents filed by Penns Woods with the SEC may also be obtained free of charge at the SEC’s website or by directing a request to Penns Woods at the address provided above.

Penns Woods and Luzerne and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Penns Woods and Luzerne in connection with the proposed merger. Information about the directors and executive officers of Penns Woods is set forth in the proxy statement, dated March 21, 2012, for Penns Woods’ 2012 annual meeting of shareholders, as filed with the SEC on Schedule 14A. Additional information regarding the interests of such participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus included in the Form S-4 when it becomes available.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits:

2.1                                 Agreement and Plan of Merger, dated as of October 18, 2012, by and between Penns Woods Bancorp, Inc. and Luzerne

National Bank Corporation (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

99.1                         Press release, dated October 18, 2012, of Penns Woods Bancorp, Inc. announcing entry into transaction with Luzerne National Bank Corporation.

99.2                           Form of Luzerne Affiliate Letter.

99.3                           Form of Penns Woods Affiliate Letter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNS WOODS BANCORP, INC.

Dated: October 24, 2012

	By:	/s/ Brian L. Knepp
Brian L. Knepp
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1

Agreement and Plan of Merger, dated as of October 18, 2012, by and between Penns Woods Bancorp, Inc. and Luzerne National Bank Corporation (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K)

99.1	Press release, dated October 18, 2012, of Penns Woods Bancorp, Inc. announcing entry into transaction with Luzerne National Bank Corporation
99.2	Form of Luzerne Affiliate Letter
99.3	Form of Penns Woods Affiliate Letter